EXHIBIT 10.5
NONQUALIFIED STOCK OPTION AGREEMENT
(EMPLOYEES)
     This Agreement is made and entered into as of                      (the “Date of Grant”) between Scripps Networks Interactive, Inc. (“Company”) and                      (“Grantee”).
     In consideration of the mutual promises contained herein and for other good and valuable consideration, the parties agree as follows:
     1. The Company delivers to the Grantee a Nonqualified Stock Option to purchase                      Class A Common Shares (the “Shares”) of the Company (the “Option”). The Option is subject to the terms and conditions herein set forth and to the terms and conditions of the Company’s 2008 Long-Term Incentive Plan (the “Plan”).
     2. Unless and until terminated or forfeited as provided herein or in the Plan, the Option shall vest and become exercisable in equal installments on the anniversary of the Date of Grant in                      and shall remain exercisable until its expiration date. During such time, the Grantee may exercise all or part of the Option provided that each exercise is for at least 50 Shares (the “Minimum Exercise”).
     3. The exercise price of the Shares shall be                      per share, the Fair Market Value on the Date of Grant.
     4. The Option shall expire at midnight on                      (the “Expiration Date”), unless sooner terminated, forfeited or modified under a provision of this Agreement or the Plan.
     5. If, on the Expiration Date (or if the Expiration Date is not a business day, the next preceding day in which the New York Stock Exchange is open) (the “Automatic Exercise Date”), all or any portion of the Option is outstanding, vested and nonforfeitable, then the Option (or outstanding portion thereof) shall be automatically exercised on such date without any further action by the Grantee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Section 6) pursuant to the cashless exercise procedures set forth in Section 7(b). Only an Option which is “in-the-money” on the Automatic Exercise Date will be exercised pursuant to this Section 5. An Option will be considered “in-the-money” for purposes of this Section 5 if it has an exercise price that is less than the Fair Market Value of a Share on the Automatic Exercise Date. The Grantee agrees to the automatic exercise of the Option pursuant to this Section 5, and neither the approval of the Plan administrator, nor the consent of the Grantee shall be required at the time of the exercise of this Option pursuant to this Section 5. Notwithstanding the foregoing, this Section 5 shall not apply in the event that the Company determines, in its sole discretion, that as of the Automatic Exercise Date the Grantee is an officer or is otherwise subject to pre-clearance in accordance with the Company’s insider trading policy, as amended from time to time.

     6. The Option may not be exercised by anyone other than the Grantee or Grantee’s guardian or legal representative during Grantee’s lifetime. In the event of Grantee’s death, the Option may be exercised by the executor or administrator of the Grantee’s estate or, if no executor or administrator has been appointed, by the successor or successors in interest determined under the Grantee’s will or under the applicable laws of descent and distribution. Except as otherwise provided herein or in the Plan, the Option may not be transferred, assigned, encumbered or alienated in any way by the Grantee and any attempt to do so shall render the Option and any unexercised portion thereof, at the discretion of the Company, null, void and unenforceable.
     7(a). To the extent that the Option becomes vested and exercisable in accordance with Section 2, and subject to the Minimum Exercise, it may be exercised in whole or in part by delivering to the Company or the Company’s representative written notice of exercise specifying the number of Shares to be purchased. Such notice shall be accompanied by: 1) cash or a check in payment of the option exercise price, or; 2) delivery of previously acquired Shares that are not restricted, which will be valued at their Fair Market Value on the exercise date in payment of the option exercise price, or; 3) a combination of cash or check and such Shares in payment of the option exercise price.
     7(b). Subject to the Minimum Exercise, the Option may also be exercised in whole or in part by giving an irrevocable notice of exercise to the Company’s brokerage representative. The date on which such notice is received by the broker shall be the date of the exercise of the Option, provided that within five business days of the delivery of such notice the funds to pay for exercise of the Option are delivered to the Company by a broker acting on behalf of the Grantee either in connection with the sale of the shares underlying the Option or in connection with the making of a margin loan to the Grantee to enable payment of the exercise price of the Option.
     8. The Company shall, upon exercise of the Option pursuant to section 7(a) or 7(b), issue or cause to be issued to the Grantee (or Grantee’s executor or administrator or other person entitled thereto), a stock certificate for the number of Shares purchased thereby and/or to any broker acting on behalf of the Grantee a stock certificate for the number of shares sold by such broker for the Grantee. As an alternative to the Company issuing a stock certificate, the Company may choose to have shares registered through an uncertificated share registration system.
     9. The Company may require, as a condition of the exercise of the Option, that the Grantee sign such further documents as it reasonably determines to be necessary or appropriate to assure compliance with Company policy and/or with federal and applicable state securities laws.
     10. The Grantee shall have no rights as a shareholder with respect to any of the Shares until such Shares are issued to the Grantee. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company or its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment of the Grantee.

     11. The terms and conditions contained in the Plan, as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full and all provisions of the Option are made subject to any and all terms of the Plan, as so amended. In the event there is any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto.
     12. Each capitalized term used, but not defined herein, shall have the meaning assigned to it in the Plan.
     13. This Agreement shall be governed by Ohio law.
     14. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
     15. Subject to the terms of the Plan, the Compensation Committee of the Board of Directors may modify this Agreement. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.
     16. If the Company is required to withhold any federal, state, local or other taxes in connection with the exercise of the Option, then it shall be a condition to the exercise of the Option that the Grantee pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. In the event that the Grantee exercises the Option pursuant to Section 7(a), then the Grantee shall satisfy such required withholding obligation by surrendering to the Company a portion of the Shares that are issued or delivered to the Grantee upon exercise of the Option, and the Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on behalf of its duly authorized officer as of the Date of Grant.

SCRIPPS NETWORKS INTERACTIVE, INC.

/s/ Kenneth W. Lowe
By: Kenneth W. Lowe
Its: Chairman and Chief Executive Officer

ACCEPTED BY:

NAME – THIS AWARD MUST BE ACCEPTED BY YOU NO LATER THAN OR THIS AGREEMENT MAY BE CANCELLED BY THE COMPANY.
You may accept the award online or by telephone in accordance with the procedures established by the Company and the Plan administrator. By accepting your award in accordance with these procedures, you acknowledge that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by you or are available for viewing on the Company’s intranet site at www.benefits.ml.com and consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact Corporate Compensation Manager at                      to request a paper copy of the Prospectus Information at no charge. You also represent that you are familiar with the terms and provisions of the Prospectus Information and hereby accept the award on the terms and conditions set forth herein and in the Plan. These terms and conditions constitute a legal contract that will bind both you and the Company as soon as you accept the award as described above.

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